EXHIBIT 23




CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements listed below of our reports dated February 3, 2000, except as to the information included in the fourth paragraph of Note 13, for which the date is March 2, 2000, and the information included in Note 2, for which the date is March 16, 2000, on our audits of the consolidated financial statements and financial statement schedule of 7-Eleven, Inc. and Subsidiaries as of December 31 , 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which reports are included in this Annual Report on Form 10-K.

                                                       REGISTRATION NO.
                                                       ----------------


     On Form S-8 for:

          7-Eleven, Inc. 1995 Stock Incentive Plan             33-63617

          7-Eleven, Inc. Supplemental Executive
            Retirement Plan for Eligible Employees            333-42731

          7-Eleven, Inc. Stock Compensation Plan
            for Non-Employee Directors                        333-68491




PricewaterhouseCoopers LLP


Dallas, Texas
March 16, 2000


                                      Tab 7